Exhibit 4.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

of

WOODSIDE HOMES, INC.

dated as of [•], 2014

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of [•], 2014, by and among Woodside Homes, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages hereof and any Person who becomes a party hereto pursuant to Section 9(e) (such stockholders each referred to individually as a “Stockholder,” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company is undertaking an underwritten initial public offering (the “IPO”) of shares of its Class A Common Stock, par value $0.01 per share; and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO, the Company and the Stockholders desire to provide to the Stockholders rights to registration under the Securities Act (as defined below) of Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1.             Definitions.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person, including for the avoidance of doubt any investment fund or other entity controlled or managed by, or under common control or management with, such Person.

“Affiliate Transferees” has the meaning set forth in Section 9(e).

“Automatic Shelf Registration Statement” has the meaning assigned to such term in Section 3(e).

“Block Sale” means the sale of a number of shares of Common Stock representing at least 1.0% of the outstanding shares of Common Stock to one or several purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale.

“Board” means the Board of Directors of the Company.

“Charitable Gifting Event” means any transfer by a Holder of Registrable Securities, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective registration statement.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Stock” means the shares of Class A Common Stock, par value $0.01 per share, of the Company, including any shares of capital stock into which Common Stock may be converted (as a result of a recapitalization, share exchange or similar event) or that are issued with respect to Common Stock (including, without limitation, with respect to any stock split or stock dividend, or a successor security).

“Equity Securities” means any and all shares of Common Stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable for, such shares, and options, warrants or other rights to acquire such shares of Common Stock or other equity securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Holdback Period” means, with respect to any underwritten registered offering covered by this Agreement, the period beginning ten days prior to and ending 90 days after the date of the final prospectus relating to such registration (or such shorter period as to which the managing underwriter or underwriters or Stockholders, as applicable, may agree) or, in the case of a takedown from a shelf registration statement in connection with a Marketed Underwritten Offering, 90 days after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the Holder of Registrable Securities (or such shorter period as to which the managing underwriter or underwriters or Stockholders, as applicable, may agree).

“Holder” means each of the Stockholders and their Permitted Transferees and any other Person entitled to incidental or piggyback registration rights pursuant to the Woodside LLC Agreement.

“Incidental Registration” has the meaning set forth in Section 2(a).

“IPO” has the meaning set forth in the Recitals.

“LLC Unit” means each Unit (as defined in the Woodside LLC Agreement) of Woodside Homes Company, LLC.

“Lock-Up Securities” has the meaning assigned to such term in Section 9(b).

“Marketed Underwritten Offering” means any offering pursuant to a Shelf Registration Statement in connection with which the securities offered for sale are marketed by means of a customary “road show” or other substantial marketing effort by the Company and the underwriters of such offering.

“Non-Affiliate Transferees” has the meaning set forth in Section 9(e).

“Oaktree” means [Oaktree AC Investco, L.P., Oaktree AC Investco 2, L.P. and Oaktree AC Investco 3, L.P.].

“Oaktree Investors” means Oaktree and its Affiliate Transferees.  For purposes of any consent, waiver, amendment, designation or decision to be made or agreed to by the Oaktree Investors pursuant to this Agreement, such consent, waiver, amendment, designation or decision shall be deemed to be made or agreed (or not made or agreed) by, and shall be binding upon, all Oaktree Investors upon the delivery of written notice to the Company executed and delivered by Oaktree Capital Management, L.P.

“Oaktree Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, among the Company and Oaktree, as the same may be amended from time to time in accordance with its terms.

“Permitted Transferee” has the meaning assigned to such term in Section 9(e).

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Principal Investors” means the Oaktree Investors, the Stonehill Investors and their respective Permitted Transferees.

“Priority Investors” means the Oaktree Investors, the Stonehill Investors, the SVP Investors and their respective Permitted Transferees.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means the shares of Common Stock owned by any Stockholder (or issuable upon the exchange of LLC Units) (it being understood that for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whether or not such conversion has been effected).  As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.  No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Expenses” has the meaning assigned to such term in Section 7.

“Registration Statement” means any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” has the meaning assigned to such term in Section 4(a).

“Shelf Takedown Prospectus Supplement” has the meaning assigned to such term in Section 4(b).

“Shelf Takedown Selling Shareholder” has the meaning assigned to such term in Section 4(c).

“Short-Form Registration” has the meaning assigned to such term in Section 3(e).

“Stockholders Agreement” means the Oaktree Stockholders Agreement or the Stonehill Stockholders Agreement, as applicable.

“Stonehill” means Stonehill Institutional Partners, L.P.

“Stonehill Investors” means Stonehill and its Affiliate Transferees.  For purposes of any consent, waiver, amendment, designation or decision to be made or agreed to by the Stonehill Investors pursuant to this Agreement, such consent, waiver, amendment, designation or decision shall be deemed to be made or agreed (or not made or agreed) by, and shall be binding upon, all Stonehill Investors upon the delivery of written notice to the Company executed and delivered by Stonehill Capital Management LLC.

“Stonehill Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, among the Company and the Stonehill Investors, as the same may be amended from time to time in accordance with its terms.

“Subsidiary” has the meaning given to such term in the Stockholders Agreement.

“Suspension Period” means any period during which the Company fails to keep any Registration Statement, Shelf Registration Statement or any Shelf Takedown Prospectus Supplement effective or usable for resale of Registrable Securities held by any Holder (including pursuant to Section 9(c)).

“SVP” means SVMF 64, LLC and SVMF 62, LLC.

“SVP Investors” means SVP and its Affiliate Transferees and Permitted Transferees.  For purposes of any consent, waiver, amendment, designation or decision to be made or agreed to by the SVP Investors pursuant to this Agreement, such consent, waiver, amendment, designation or decision shall be deemed to be made or agreed (or not made or agreed) by, and shall be binding upon, all SVP Investors upon the delivery of written notice to the Company executed and delivered by [SVP Manager].

“WKSI” has the meaning assigned to such term in Section 3(e).

“Woodside LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Woodside Homes Company, LLC, dated as of the date hereof.

2.             Incidental Registrations.

(a)   Right to Include Registrable Securities.  Except in connection with a Shelf Registration Statement filed by the Company pursuant to Section 4, if the Company proposes or is obligated to register its Common Stock under the Securities Act (other than pursuant to an Automatic Shelf Registration Statement filed to effect a Block Sale in accordance with Section 3(e) or pursuant to a Registration Statement filed by the Company on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or a merger or consolidation or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give at least 15 days’ (or such shorter period provided elsewhere in this Agreement) prior written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights to include Registrable Securities in such registration.  Upon the written request of any such Holder made within ten (10) days (or such shorter period provided elsewhere in this Agreement) after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and shall be accompanied by all duly completed and executed questionnaires and other documents reasonably requested by the Company and necessary to enable it to list such Holder as a Selling Stockholder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof (an “Incidental Registration”); provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company or the Principal Investors, as applicable, on the same terms and conditions as apply to the Company or the Principal Investors, as applicable, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.  Any Holder of Registrable Securities requesting to be included in such registration may elect not to register such securities in connection with such registration in writing at least two (2) business days prior to the effective date of the Registration Statement filed in connection with such registration or, in the case of an underwritten offering, at least two (2) business days prior to the earlier of the anticipated filing of the “red herring” prospectus, if applicable, and the anticipated pricing date.

(b)   Priority in Incidental Registrations.  The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that in its or their opinion the total number or dollar amount of securities that such Holders and the Company intend to include in such offering is such as to adversely affect the distribution of the securities being offered in such offering, the price that will be paid in such offering or the marketability thereof, then (subject to the last paragraph of Section 5), the amount of securities to be offered shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters in accordance with Section 3(b) in connection with any Demand Registration and in any registration initiated by the Company in the following order of priority (or, in connection with a Demand Registration, in accordance with Section 3(b)):

(i)            first, the greatest number of securities the Company has proposed to include in such registration for its own account or, in the case of a Demand Registration requested by some but not all of the Priority Investors pursuant to Section 3(b), the greatest number of Registrable Securities that have been proposed to be included in such registration by the applicable Priority Investors; and

(ii)           second, after all securities that the Company proposes or is obligated to register for its own account, ratably among the Holders, pro rata based on the respective amounts of Registrable Securities held by each such Holder that are requested to be included in such registration.

Notwithstanding anything to the contrary contained herein, after the time that the Company has caused a Shelf Registration Statement to become effective pursuant to Section 4 and for so long as such Shelf Registration Statement remains effective, no Registrable Securities that were included in such Shelf Registration Statement shall be eligible for inclusion in an Incidental Registration pursuant to this Section 2, except to the extent the shares to be registered and offered pursuant to such Incidental Registration will be offered in an underwritten offering.

(c)   Upon delivering a request under this Section 2, a Holder will, if requested by the Company, execute and deliver a custody agreement for inclusion in an Incidental Registration and power of attorney in form and substance reasonably satisfactory to the Company  and the managing underwriter or underwriters (if any) with respect to such Holder’s securities to be registered pursuant to this Section 2 (a “Custody Agreement and Power of Attorney”).  The

Custody Agreement and Power of Attorney will provide, among other things, that such Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Holder’s behalf with respect to the matters specified therein.  Such Holder also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 2.

3.             Registration on Request.

(a)   Request by the Demand Party.  Subject to the following paragraphs of this Section 3(a), no earlier than 180 days following the IPO, a Priority Investor or the Priority Investors (each, a “Demand Party”) shall have the right to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Priority Investor or Priority Investors requested to be so registered pursuant to the terms of this Agreement, in each case by delivering a written notice to the Company (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided that only the Principal Investors shall be entitled to request that Registrable Securities registered pursuant to a Demand Registration Statement be sold pursuant to an underwritten offering.  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared or become effective under the Securities Act as promptly as practicable after the filing thereof.

Within five (5) business days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice of such Demand Notice to all other Holders of Registrable Securities in accordance with Section 2 of this Agreement and the Woodside LLC Agreement.

All requests made pursuant to this Section 3 will specify the number (or class, if applicable) of Registrable Securities to be registered and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b)   Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in writing that in its or their opinion the total number or dollar amount of securities proposed to be sold in such offering (including, without limitation, securities proposed to be included by other Holders of Registrable Securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights under the Woodside LLC Agreement) is such as to adversely affect the distribution of securities offered in such offering, the price that will be paid in such offering or the marketability thereof, then there shall be included in such firm commitment underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of securities shall, subject to the last paragraph of Section 5, be allocated as follows (unless the underwriter requires a different allocation):

(i)            first, to the Priority Investor or among the Priority Investors pro rata on the basis of the percentage of Registrable Securities owned by each such Priority Investor relative to the number of Registrable Securities owned by all such Priority Investors until, with respect to each Priority Investor, all Registrable Securities requested for registration by such Priority Investors have been included in such registration;

(ii)           second, among the Holders of Registrable Securities requesting such registration pursuant to incidental or piggyback registration rights, if any, pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders until, with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration; and

(iii)          third, the securities for which inclusion in such Demand Registration was requested by the Company, if any.

(c)   Cancellation of a Demand Registration.  A Demand Party can withdraw all or any portion of its Registrable Securities to be included in a Demand Registration at any time and, upon receipt of notice thereof, the Company shall revise, abandon or withdraw such Registration Statement, as applicable.

(d)   Limitations on Demand Registrations.  Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration under this Section 3 (other than Short-Form Registrations) unless the aggregate offering price of the Registrable Securities to be sold in such offering is reasonably expected to be at least $20 million.  In addition, no Principal Investor shall be permitted to request a Demand Registration if, at the time such demand is made, a Shelf Registration is effective that both includes all of the Registrable Securities of such Principal Investor and permits an underwritten offering of such Registrable Securities.

(e)   Registration Statement Form.  At all times following an IPO, the Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (a “Short-Form Registration”), and the Principal Investors shall be entitled to request Short-Form Registrations with respect to the Registrable Securities held by such requesting Principal Investor in addition to the other registration rights provided in this Section 3 and Section 4 and the Company shall be entitled to satisfy its obligations under Section 3(a) by filing a Short-Form Registration.  If any registration requested pursuant to this Section 3 which is proposed by the Company to be effected by the filing of a Short-Form Registration shall be in connection with an underwritten public offering, and if the managing underwriter or underwriters shall advise the Company in writing that, in its or their reasonable opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.  At all times following the IPO, the Company shall use its reasonable best efforts to qualify as a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) and remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)).  To the extent that the Company is a WKSI at the time any Demand Notice for a Short-Form Registration is submitted to the Company and such Demand Notice requests that the Company file a Registration Statement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, which may cover a class or number of securities to be registered.  If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Registration Statement or file a new Registration Statement on Form S-3 or, if such form is not available, Form S-1, have such Registration Statement declared effective by the SEC and keep such Registration Statement effective during the period during which such Short-Form Registration is required to be kept effective in accordance with this Section 3.  To the extent that the Company is eligible to file an Automatic Shelf Registration Statement and a Principal Investor notifies the Company that it wishes to engage in a Block Sale off of such Automatic Shelf Registration Statement, the Company shall use its commercially reasonable efforts to file an Automatic Shelf Registration Statement within seven (7) days of such notification by the Principal Investor (or such other period of time as agreed between the Principal Investor and the Company to the extent that the five-day filing is impracticable).

(i)            Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 3(e):

(A)  if the requesting Principal Investor proposes to sell Registrable Securities  that would result in aggregate gross proceeds of less than $10 million;

(B)  if a Shelf Registration is then effective and includes all of the Registrable Securities of such Principal Investor and permits an underwritten offering of such Registrable Securities; or

(C)  if the Company has already effected four registrations on Form S-3 for the requesting Holders in the immediately preceding 12-month period.

(f)    Selection of Underwriters.  The Principal Investors shall collectively negotiate agreements with the underwriters with regard to holdback and lock-up arrangements.  The Principal Investors also shall collectively select the lead managing underwriter in all underwritten offerings of the Company made pursuant to this Section 3 following consultation with the Company, provided that if only one Principal Investor is participating in an underwritten offering, such Principal Investor shall so negotiate and select the managing underwriter following consultation with the Company.

4.                                      Shelf Registration Statement.

(a)         At any time following the date that is 180 days after an IPO that the Company is eligible to file a registration statement in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (a “Shelf Registration Statement”), any one or more of the Principal Investors shall have the right to request in writing (which request shall specify the Registrable Securities intended to be registered and intended methods of disposition) that the Company register any or all of such Principal Investors’ Registrable Securities by filing with the SEC a Shelf Registration Statement, including, if the Company is eligible, on Form S-3 and, if the Company is at any time a WKSI, an automatic shelf registration statement, covering such Registrable Securities.  Within five (5) business days of the Company’s receipt of such a request, the Company shall give written notice to each Holder informing such Holder of the Company’s intent to file such Shelf Registration Statement and of such Holder’s right to request the registration of the Registrable Securities held by such Holder.  The Company shall, subject to the provisions of this Section 4(a), include in such registration all Registrable Securities of each Holder with respect to which the Company receives a written request for inclusion therein together with all duly completed and executed questionnaires and other documents reasonably requested by the Company and necessary to enable it to include such Holder as a Selling Stockholder) within five (5) business days after the notice contemplated by the immediately preceding sentence is given to the Holders.  The Company shall as promptly as practicable after the receipt of the initial request to file a Shelf Registration Statement from the applicable Principal Investor, cause to be filed a Shelf Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Principal Investors, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter and use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective (subject to the limitations in Rule 415) during the period from the date a Shelf Registration Statement is declared effective by the SEC until the earlier of (x) the date on which all Registrable Securities of the Holders registered thereunder have been sold and (y) the date by which such Registration Statement is required to be replaced pursuant to the rules and regulations of the SEC.

(b)         The Principal Investors may at any time and from time to time request in writing (which request shall specify the Registrable Securities intended to be disposed of by such Principal Investors and the intended method of distribution thereof) to sell pursuant to a prospectus supplement (a “Shelf Takedown Prospectus Supplement”) Registrable Securities of such Principal Investor available for sale pursuant to such Shelf Registration Statement.  The Company shall use its commercially reasonable efforts to, not later than the seventh (7th) calendar day after the receipt of the initial request to file a Shelf Takedown Prospectus Supplement from the applicable Principal Investor, cause to be filed the Shelf Takedown Prospectus Supplement.  Notwithstanding anything in this agreement to the contrary, if a Principal Investor wishes to engage in a Block Sale (including Block Sales off of a Shelf Registration Statement or an automatic Shelf Registration Statement, or in connection with the registration of a Principal Investor’s Registrable Securities under an automatic Shelf Registration Statement for purposes of effectuating a Block Sale), then notwithstanding the foregoing or any other provisions hereunder (including without limitation Section 2 of this Agreement), no Holder shall be entitled to receive any notice of or have its Registrable Securities included in such Block

Sale.  A request for a Shelf Takedown Prospectus Supplement may be withdrawn by the initiating Principal Investor prior to the consummation thereof.

(c)          If a sale of Registrable Securities pursuant to this Section 4 involves a Marketed Underwritten Offering and the applicable securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, then, within three (3) business days of the Company’s receipt of request to file a Shelf Takedown Prospectus Supplement pursuant to Section 4(b), the Company shall give written notice to each Holder who has elected to be included in the Shelf Registration Statement informing such Holder of the Company’s intent to file such Shelf Takedown Prospectus Supplement and of such Holder’s right to request the addition of such Holder’s Registrable Securities to such Shelf Takedown Prospectus Supplement.  The Company shall, subject to the provisions of Section 4(b) and this Section 4(c), include in such Shelf Takedown Prospectus Supplement all Registrable Securities of each such Holder (a “Shelf Takedown Selling Shareholder”) with respect to which the Company receives a written request for inclusion therein within three (3) business days after the notice contemplated by the immediately preceding sentence is given to the Holders.  If the underwriter or the managing underwriter, as the case may be, of such Marketed Underwritten Offering informs the Company, the Principal Investors and any Shelf Takedown Selling Shareholders on or before the date three (3) days prior to the date then scheduled for such offering, that, in its opinion, the amount of securities requested to be included in such offering exceeds the amount which can be sold in (or during the time of) such offering within a proposed price range without adversely affecting the distribution of the securities being offered in such offering, the price that will be paid in such offering or the marketability thereof, then the Company will include in such offering only the amount of Registrable Securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that the Company shall be required to include in such Shelf Takedown Prospectus Supplement the amount of Registrable Securities requested to be included in such Shelf Takedown Prospectus Supplement that the Company is so advised can be sold in (or during the time of) such Marketed Underwritten Offering proposed to be sold pursuant to such Shelf Takedown Prospectus Supplement:

(i)                                     first, as applicable, to the Priority Investor or among the Priority Investors pro rata on the basis of the percentage of Registrable Securities owned by each such Priority Investor relative to the number of Registrable Securities owned by all such Priority Investors until, with respect to each Priority Investor, all Registrable Securities requested for registration by such Priority Investors have been included in such registration;

(ii)                                  second, among the other Holders of Registrable Securities requesting such registration pursuant to incidental or piggyback registration rights, pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders until, with respect to each such Holder, all Registrable Securities requested for registration by such Holder have been included in such registration.

(d)         A Suspension Period with respect to any Shelf Registration Statement shall commence on and include the date that the Company gives notice that any Shelf Registration

Statement is no longer effective or usable for resale of Registrable Securities of the Holders to and including the date on which each Holder covered by such Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 5(i) or is advised in writing by the Company that the use of the prospectus may be resumed.  The Company will not register any Registrable Securities (other than any Registrable Securities that are the subject of the Shelf Registration Statement) during such Suspension Period.

(e)          The determination of whether any offering of Registrable Securities pursuant to a Shelf Registration Statement or a Shelf Takedown Prospectus Supplement will be an underwritten offering and the terms of any such underwritten offering shall be made in the sole and absolute discretion of the Principal Investors (based on the majority of securities to be registered by the Principal Investors).  If at any time or from time to time any Principal Investor desires to sell Registrable Securities in an underwritten offering pursuant to the Shelf Registration Statement and any applicable prospectus supplement, the underwriters, including the managing underwriter, shall be selected by such Principal Investor after consultation with the Company.

5.                                      Registration Procedures.  If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, Section 3 and Section 4 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably practicable:

(a)                                                         prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable and commercially reasonable efforts to cause such Registration Statement to remain effective as provided herein; provided, however, that a reasonable period of time before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, in advance of or during the pendency of any underwritten offering, documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall, if requested, furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC.  The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including, in advance of or during the pendency of any underwritten offering, such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Demand Party (or its or their counsel) or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b)                                                         prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)                                                          notify each selling Holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a free writing prospectus (as defined in Rule 405), Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)                                                         use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)                                                          if requested by the managing underwriters, if any, or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)                                                           deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)                                                          prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction and (ii) cause the Registrable Securities subject to the Registration Statement to be registered or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it is not then so required to qualify but for this paragraph (g), (y) subject itself to taxation in any such jurisdiction or (z) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h)                                                         cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten business days prior to having to issue the securities;

(i)                                                             upon the occurrence of any event contemplated by Section 5(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(j)                                                            prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(k)                                                         provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(l)                                                             use its commercially reasonable efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, prior to the effectiveness of such Registration Statement;

(m)                                                     in connection with an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish to the selling Holders of such Registrable Securities opinions of outside counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Company and the Principal Investors and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5(m)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(n)                                                         make available for inspection by a representative of the selling Holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept or through an electronic file sharing service, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its Subsidiaries in violation of law;

(o)                                                         in connection with an underwritten offering, cause its officers to support the marketing of the Registrable Securities covered by the Registration Statement

(including, without limitation, participation in “road shows”); provided that the Principal Investors shall take into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(p)                                                         cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(q)                                                         otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder; and

(r)                                                            cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the managing underwriter or agent, if any, to facilitate any Charitable Gifting Event and to prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the public offering if it so elects.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each Holder of Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Section 2(b), 3(b), 3(e) or any other section herein, (i) all shares transferred by a Holder of Registrable Securities to a Charitable Organization made in connection with the underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by each Holder of Registrable Securities (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii) the number of Registrable Securities that a Holder is otherwise entitled to include in such underwritten offering shall be reduced by the number of shares transferred by such Holder to a Charitable Organization made in connection with such underwritten offering.

6.                                      Indemnification.

(a)         Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of such Registrable Securities or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities (without limitation of the preceding portions of this Section 6(a)) and will reimburse each such Covered Person, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person or underwriter, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Prospectus, Registration Statement free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of such Registrable Securities or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Covered Person or Underwriter with respect to an underwriting offer for use therein.

(b)         Indemnification by Holder of Registrable Securities.  The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with the terms hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors, officers, shareholders, accountants, attorneys, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, members, managers, shareholders, accountants, agents and employees of each of them (collectively, the “Company Indemnified Persons”) and all other prospective sellers, from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Prospectus, Registration Statement free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of such Registrable Securities or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 6(b)) reimburse the Company, such Company Indemnified Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Prospectus, Registration Statement, free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of such Registrable Securities or any amendment or supplement thereto in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder for inclusion in such Prospectus, Registration Statement, free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) in respect of such Registrable Securities or any amendment or supplement thereto; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)          Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Indemnifying Party and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld or delayed).  The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder, (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or (z) includes any statement as to or admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

(d)         Contribution.  If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 6(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control with respect to any claims made in respect of such underwritten offering.

(e)          Other Indemnification.  Indemnification similar to that specified in the preceding provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(f)           Non-Exclusivity.  The obligations of the parties under this Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

7.                                      Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, FINRA and the NYSE and (B) of compliance with securities or “Blue Sky” laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities pursuant to Section 5(g), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with three road shows for each Principal Investor in connection with such Principal Investors’ Demand Registrations, (vi) fees and disbursements of all independent certified public accountants referred to in Section 5(m) hereof (including, without limitation, the expenses of any annual audit, special audit or “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, (vii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained in accordance with the rules and regulations of FINRA), (viii) fees and disbursements of one separate counsel and, to the extent reasonably required, one local counsel for the Holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the Holders of a majority of the Registrable Securities included in such Registration Statement and (ix) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration (including John Burns Real Estate Consulting or a similar industry expert, to the extent that the managing underwriters in an underwritten offering advise the Company that a report by such expert is advisable in connection with the marketing of such offering), and fees and expenses of other Persons retained by the Company (collectively, the “Registration Expenses”) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder of Registrable Securities or by any underwriter (except as set forth above in this Section 7), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company) or (iii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 7.

8.                                      Rule 144.  After an IPO, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Priority Investor so long as such Priority Investor owns Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Priority Investor) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding anything contained in this Section 8, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

9.                                      Miscellaneous.

(a)         Termination.  This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of all parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding-up of the Company, whereupon this Agreement shall terminate other than the provisions of Section 6, which shall survive any termination of this Agreement.  Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b)         Holdback Agreement.  In consideration for the Company agreeing to its obligations under this Agreement, so long as either Principal Investor is entitled to nominate more than one member of the Board of Directors of the Company pursuant to the terms of the Stockholders Agreement between the Company and such Principal Investor dated as of even date herewith, such Principal Investor and each Stockholder (other than any other Principal Investor that is not at such time entitled to nominate more than one member of the Board of the Directors of the Company pursuant to the terms of the Stockholders Agreement between the Company and such

Principal Stockholder dated as of even date herewith) agrees in connection with any registration of the Company’s securities (whether or not such Stockholder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, to not ( x) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Registrable Securities or securities convertible or exchangeable or exercisable for Common Stock (“Lock-Up Securities”), or enter into a transaction which would have the same effect, (y) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of Lock-Up Securities, in cash or otherwise, or (z) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period, provided that nothing herein will prevent any such Stockholder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws and, if applicable, the Stockholders Agreement, so long as any such transferee agrees to be so bound; provided further, that if any such Stockholder is subject to a lock-up agreement in connection with any registration of the Company’s securities, such Stockholder shall receive hereunder the benefit of any more favorable exceptions to such lock-up agreement in connection with any registration.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering of Common Stock, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(c)          Suspension Period.  Notwithstanding anything to the contrary contained in this Agreement, the Company may (a) delay the filing (but not the preparation) of any Registration Statement, any amendment thereof or any supplement to the related Prospectus, and may withhold efforts to cause any Registration Statement to become effective, if such registration is prohibited pursuant to the terms of a customary lock-up agreement with underwriters with respect to an offering of securities of the Company to which the Company is then a party, and (b) delay the filing (but not the preparation) of any Registration Statement, any amendment thereof or any supplement to the related Prospectus, and may withhold efforts to cause any Registration Statement to become effective, and prohibit offers and sales of Registrable Securities pursuant to a Registration Statement at any time that the Company determines that the filing of a Registration Statement with respect to Registrable Securities would require the disclosure of material non-public information the disclosure of which would, in the good faith judgment of the Board, reasonably be expected to have a material adverse effect on any material acquisition, disposition, financing, reorganization, recapitalization or similar transaction under consideration by the Company or would require disclosure of information that has not been disclosed by the Company and that would be reasonably expected to otherwise adversely affect the Company; provided that the Company shall not be permitted to do so (x) more than once in any 6-month period or (y) for any single period of time in excess of 60 days, or for periods exceeding, in the aggregate, 90 days during any 12-month period.  In the event that the Company exercises its rights under the preceding sentence, the Company will furnish a written notice to the Holders of Registrable Securities that are proposed to be registered or are then subject to a Registration Statement, as applicable, and the Holders agree to suspend, promptly upon receipt of such notice, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.  The Company shall promptly give the Holders requesting registration thereof pursuant to Section 2, 3 or 4, as applicable, written notice of any postponement made in accordance with the preceding sentence.

(d)         Amendments and Waivers.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by each of the Principal Investors, provided that this Agreement may not be amended in a manner that would, by its terms, adversely affect the rights or obligations of any Stockholder or Stockholders which does not adversely affect the rights or obligations of all similarly situated Stockholders in the same manner without the consent of Stockholders holding a majority of the Registrable Securities held by all such affected Stockholders.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.

(e)          Successors, Assigns and Transferees.  Neither the Company nor any Stockholder shall assign all or any part of this Agreement without the prior written consent of the Company and the Stockholders of a majority of the Registrable Securities; provided, however, that the rights and obligations set forth herein may be assigned, in whole or in part, by any Oaktree Investor, Stonehill Investor or SVP Investor to any Affiliate of such Oaktree Investor, Stonehill Investor or SVP Investor, as applicable (each, an “Affiliate Transferee”); provided, further, the rights and obligations set forth herein may be assigned, in whole or in part, by any Oaktree Investor, Stonehill Investor or SVP Investor to any transferee of Registrable Securities that is not an Affiliate that holds (after giving effect to such transfer and assuming the conversion of any LLC Units) in excess of five percent (5%) of the then-outstanding Common Stock (each, a “Non-Affiliate Transferee” and, together with each Affiliate Transferee, the “Permitted Transferees”).  Notwithstanding the foregoing, no assignment permitted under the terms of this Section 9(e) will be effective unless the transferee to which the assignment is being made, if not a Holder, has delivered to the Company a joinder agreement, in substantially the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement and become a party hereto, whereupon such Person will be treated as a Stockholder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Stockholder with respect to the transferred Registrable Securities.  Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(f)           Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a facsimile (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

(i)                                     if to the Company, to:

Woodside Homes, Inc.

39 East Eagleridge Drive

Suite 102

North Salt Lake City, Utah 84054

Attention:  Wayne Farnsworth

Fax:  (801) 813-8003

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street
30th Floor
Los Angeles, California 90017
Attention:  Deborah J. Conrad, Esq.
Facsimile:  (213) 892-4721

(ii)                              if to Oaktree Capital Management, to:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 29th Floor
Los Angeles, California  90071
Attention:  Ken Liang and Armen Panossian
Fax:  (213) 830-6499

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention:  Matthew E. Kaplan, Esq.
Fax:  (212) 521-7334

(iii)                               if to Stonehill Capital Management, to:

Stonehill Capital Management LLC
885 Third Avenue
30th Floor
New York, New York 10022
Attn.: Chris Wilson and Mike Stern
Fax: (212) 838-2291

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: Michael A. Schwartz, Esq.
Fax: (212) 728-9267

(v)                                 if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

(g)          Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(h)         Entire Agreement; No Third Party Beneficiaries.  This Agreement, together with the Woodside LLC Agreement, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement, and except as provided in Section 6 with respect to an indemnified party, this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i)             Governing Law.  The parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(j)            Jurisdiction and Forum.  Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto.  The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(k)         WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(k).

(l)             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m)     Enforcement.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(n)         Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(o)         No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(p)         Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s).

(q)         Aggregation.  In the event that in connection with any underwritten offering, the underwriter of such offering requests a reduction in the number of Registrable Securities to be sold in accordance with Section 2(b), 3(b) or 4(c), any Priority Investor shall be entitled by written notice to the Company to allocate among the Priority Investor and each other Holder that is a Permitted Transferee of such Priority Investor or its Affiliates (collectively, the “Priority Investor Group”) the aggregate number of Registrable Securities which may be sold following such reduction by such Priority Investor Group.

(r)            Other Registration Rights.  The Company hereby represents and warrants that, as of the date hereof, no registration rights have been granted to any other Person other than pursuant to this Agreement or pursuant to the Woodside LLC Agreement.  Without the approval of each Priority Investor so long as such Priority Investor holds at least 5% of the Post-IPO Shares (as such term is defined in the Oaktree Stockholders Agreement or Stonehill Stockholders Agreement, as applicable) and the Stockholders holding a majority of the Registrable Securities, neither the Company nor any of its Subsidiaries shall enter into any agreement granting registration rights to any Person; provided that this Section 9(r) shall not apply to the extension of customary registration rights in connection with the sale of debt securities or convertible debt securities.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

WOODSIDE HOMES, INC.

By:
Name:
Title:

OAKTREE AC INVESTCO, L.P.

By:

By:

By:
Name:
Title:

OAKTREE AC INVESTCO 2, L.P.

By:

By:

By:
Name:
Title:

OAKTREE AC INVESTCO 3, L.P.

By:

By:

By:
Name:
Title:

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: STONEHILL CAPITAL MANAGEMENT LLC

By:
Name:
Title:

SVMF 62, LLC

By:
Name:
Title:

SVMF 64, LLC

By:
Name:
Title:

EXHIBIT A

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) is made as of the        day of                 ,            by [•] (the “Joining Party”).

W I T N E S S E T H

WHEREAS, Woodside Homes, Inc., a Delaware corporation (the “Company”), is a party to that certain Registration Rights Agreement, dated as of                 , 2014 (as the same may be amended from time to time, the “Registration Rights Agreement”). (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement);

WHEREAS, the Registration Rights Agreement provides that as a condition to becoming a party to the Registration Rights Agreement, a Person must execute and deliver to the Company a Joinder Agreement pursuant to which such Person agrees to be bound by the terms and conditions of the Registration Rights Agreement, whereupon such Person will be treated as a Holder for all purposes of the Registration Rights Agreement;

WHEREAS, the Joining Party desires to become a Holder under the Registration Rights Agreement by executing a copy of this Agreement; and

WHEREAS, the Joining Party has reviewed the terms of the Registration Rights Agreement and determined that it is desirable and in the Joining Party’s best interests to execute this Joinder Agreement.

NOW, THEREFORE, the Joining Party hereby agrees as follows:

1.                                      Joinder of Registration Rights Agreement.  By executing this Joinder Agreement, the Joining Party (a) accepts and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement as if it were an original signatory thereto and (b) shall be deemed to be, and shall be entitled to all of the rights and subject to all of the obligations of, a Holder thereunder.

2.                                      Representations and Warranties.

(i)                                     This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.

(ii)                                  The Joining Party has received a copy of the Registration Rights Agreement.  The Joining Party has read and understands the terms of the Registration Rights Agreement and has been afforded the opportunity to ask questions concerning the Company and the Registration Rights Agreement.

3.                                      Full Force and Effect.  Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

4.                                      Notices.  All notices provided to the Joining Party shall be sent or delivered to the Joining Party at the address set forth on the signature page hereto unless and until the Company has received written notice from the Joining Party of a changed address.

6.                                      Governing Law.          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

IN WITNESS WHEREOF, the Joining Party has executed and delivered this Agreement as of the date first above written.

JOINING PARTY
[•]

Address:

Acknowledged and Accepted:
WOODSIDE HOMES, INC.

By:
Name:
Title: